UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2013

Southern National Bancorp of Virginia, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Old Dominion Drive McLean, Virginia 22101
(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (703) 893-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Solicitingmaterial pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 25, 2013 Southern National Bancorp of Virginia, Inc. (the "Company") held its Annual Meeting of Stockholders, at which time stockholders were asked to consider three proposals, as follows:

1.
To elect two (2) directors of Class I to serve on the Board of Directors of the Company until the Company’s 2016 annual meeting of stockholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

3.	To conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers.

The vote tabulation was as follows:

1.	Election of two Class I directors to serve for a term of three years:

	Votes For	Votes Withheld	Broker Non-Votes
R. Roderick Porter	8,013,646	464,899	1,789,292
W. Bruce Jennings	8,021,246l	457,299	1,789,292

The following directors' terms of office continued after the Annual Meeting:

Frederick L. Bollerer
Neil J. Call
Georgia S. Derrico
John J. Forch
Charles A. Kabbash

2.	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for 2013:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,247,245	18,392	2,200	0

3.	Advisory (non-binding) vote regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,959,753	201,455	317,337	1,789,292

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern National Bancorp of Virginia, Inc.
(Registrant)

Dated: April 29, 2013	By:	/s/William H. Lagos
William H. Lagos
Senior Vice President and Chief Financial Officer